UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2010

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 22, 2010, Petrohawk Energy Corporation (the Company) amended its existing credit facility, the Fifth Amended and Restated Senior Revolving Credit Agreement (the Senior Credit Agreement), dated August 2, 2010 by entering into the Second Amendment to the Fifth Amended and Restated Senior Revolving Credit Agreement (the Second Amendment), among the Company, each of the lenders from time to time party thereto (the Lenders), BNP Paribas, as administrative agent for the Lenders, Bank of America, N.A. and Bank of Montreal as co-syndication agents for the Lenders, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents for the Lenders. The Second Amendment clarified certain provisions associated with permitted asset sales. The Senior Credit Agreement provides for a $2.0 billion facility. Effective with the sale of the Company’s Fayetteville Shale assets, discussed below, the borrowing base associated with the Company’s oil and gas properties is approximately $1.55 billion. An executed copy of the Second Amendment has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 22, 2010, the Company sold its Fayetteville Shale natural gas properties to an affiliate of XTO Energy Inc. (XTO) for $575 million in cash, before customary closing adjustments. The economic effective date of the sale was October 1, 2010. XTO has also agreed to purchase the Company’s midstream assets in the Fayetteville Shale for approximately $75 million in cash. The sale of the Company’s Fayetteville Shale midstream assets is expected to close during the first quarter of 2011.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is unaudited pro forma financial information of the Company as of September 30, 2010, for the nine months ended September 30, 2010 and for the year ended December 31, 2009 giving effect to the dispositions of the Company’s Fayetteville Shale properties described above, the unrelated prior disposition of the Company’s Permian Basin properties which closed on October 30, 2009 (the Permian disposition), and the contribution of the Company’s Haynesville Shale midstream operations to KinderHawk Field Services LLC (the KinderHawk joint venture) on May 21, 2010.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma financial information giving effect to the Permian disposition, the KinderHawk joint venture and the dispositions discussed in Item 2.01 (the Fayetteville dispositions) is included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma balance sheet as of September 30, 2010 is based on the historical financial statements of the Company as of September 30, 2010 after giving effect to the Fayetteville dispositions as if they had occurred on September 30, 2010. The unaudited pro forma statements of operations for the nine months ended September 30, 2010 and the fiscal year ended December 31, 2009 are based on the historical financial statements of the Company for such periods after giving effect to the Permian disposition, the KinderHawk joint venture and the Fayetteville dispositions as if they had occurred on January 1, 2009. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2009 Annual Report on Form 10-K filed on February 23, 2010, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed on May 5, 2010, the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2010, filed on August 3, 2010 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, filed on November 2, 2010.

The unaudited pro forma financial information presented is not intended to represent and may not be indicative of the consolidated results of operations or financial position that would have occurred had the transactions been completed as of the dates presented nor of the future results of operations or financial position of the Company.

(d) Exhibits

Exhibit No	Description of Exhibit

10.1	Second Amendment to Fifth Amended and Restated Senior Revolving Credit Agreement dated December 22, 2010.

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation as of September 30, 2010, for the nine months ended September 30, 2010 and for the year ended December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

Date: December 28, 2010

EXHIBIT INDEX

10.1	Second Amendment to Fifth Amended and Restated Senior Revolving Credit Agreement dated December 22, 2010.

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation as of September 30, 2010, for the nine months ended September 30, 2010 and for the year ended December 31, 2009.

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